EXHIBIT 99.1

Company Contact:

Michael Anthofer

EVP and CFO

408-321-6711

Moriah Shilton

Investor Relations

408-321-6713

Judy Erkanat

Media Relations

408-321-6751

Tessera Names Richard Chernicoff President of Intellectual Property and Micro-electronics Division

SAN JOSE, Calif. - July 11, 2011 - Tessera Technologies, Inc. (Nasdaq: TSRA) announced today that its subsidiary Tessera, Inc. has named Richard Chernicoff president of its Intellectual Property and Micro-electronics Division. Chernicoff will report to Robert A. Young, president and CEO, Tessera, Inc., and will be responsible for its intellectual property and Micro-electronics business, including strategy and operations.

"Rich brings significant licensing experience and expertise to this key role," said Young. "In addition, his deep customer and industry contacts make him an excellent choice for this position. We believe Rich is the right person to successfully help guide our company through the opportunities that lie ahead."

"Tessera, Inc.'s strong technical capability and innovation in semiconductor packaging, as well as its ability to license its intellectual property, are an incredible base upon which to build," said Chernicoff.  "I look forward to leading a great team in the job of creating and delivering value to licensees."

Chernicoff joins Tessera, Inc. from Unity Semiconductor, which he joined in 2009 as president. Previously, he served as senior vice president of business development for SanDisk Corporation, where he structured, negotiated and closed more than 20 intellectual property transactions with companies worldwide. Before SanDisk, from 2000 to 2003 he was an M&A Partner at Brobeck Phleger & Harrison LLP where his teams closed transactions totaling over $3.5 billion. Prior to Brobeck, Chernicoff was a corporate attorney at Skadden, Arps, Slate, Meagher & Flom LLP.

Chernicoff holds a B.S. in accounting from California State University, Northridge, and a J.D. from St. John's University Law School.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the employment of Richard Chernicoff as president of the Intellectual Property and Micro-electronics Division of Tessera, Inc. and the impact of his employment on the Micro-electronics segment. Material factors that may cause results to differ from the statements made include delays, setbacks or losses relating to our intellectual property or intellectual property litigations, or any invalidation or limitation of our key patents; fluctuations in our operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect our ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt our technologies; competing technologies; the future expiration of our patents; the future expiration of our license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with our existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2010, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, include more information about factors that could affect the company's financial results. Tessera assumes no obligation to update information contained in this press release. Although this release may remain available on Tessera's website or elsewhere, its continued availability does not indicate that Tessera is reaffirming or confirming any of the information contained herein.

About Tessera

Tessera Technologies, Inc., headquartered in San Jose, California, develops, invests in, licenses and delivers innovative miniaturization technologies and products for next-generation electronic devices. More than 65% of Tessera's employees are dedicated technologists or inventors. The company's micro-electronics solutions enable smaller, higher-functionality devices through chip-scale and wafer-level packaging technology, silicon-level interconnect and 3-D packaging, as well as silent air cooling technology. Tessera's imaging and optics solutions provide cost-effective, high-quality camera functionality in electronic products through technologies that include Extended Depth of Field (EDOF), zoom and MEMS-based auto-focus.  The company also offers custom micro-optics for semiconductor lithography, communications, medical, industrial and other applications.  For information call 1.408.321.6000 or go to www.tessera.com.

Tessera and the Tessera logo are trademarks or registered trademarks of Tessera, Inc. or its affiliated companies in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

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